SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported): April 29, 2004

OneSource Information Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25849	04-3204522

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Baker Avenue Concord, MA (Address of Principal Executive Offices)	01742 (Zip Code)

Registrant’s telephone number, including area code: (978) 318-4300

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Agreement & Plan of Merger
Tender & Voting Agreement
Stockholder Support Agreement
Amendment No. 2 to the Rights Agreement
Joint Press Release Dated 4/29/04

Item 5. Other Events and Required FD Disclosure.

     On April 29, 2004, OneSource Information Services, Inc., a Delaware corporation (“OneSource”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with infoUSA Inc., a Delaware corporation (“Parent”), and OSIS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will commence a cash tender offer to acquire all of the shares of common stock of OneSource, par value $0.01 per share (the “Common Shares”), at a purchase price of $8.85 per Common Share in cash (the “Offer”). Following completion of the Offer, Merger Sub will be merged with and into OneSource with OneSource surviving as a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, all Common Shares not tendered to Merger Sub in the Offer will be converted into the right to receive the cash amount payable in the Offer without interest. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and there being validly tendered at least 51% of the outstanding Common Shares on a fully-diluted basis. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

     In connection with the transactions contemplated by the Merger Agreement, ValueAct Capital Partners, L.P. and certain of it affiliates have entered into a Tender and Voting Agreement, and Martin Kahn has entered into a Stockholder Support Agreement, pursuant to which such stockholders have agreed to tender their Common Shares pursuant to the Offer and vote in favor of the Merger. Such stockholders currently hold approximately 34.1% of the outstanding Common Shares of OneSource. Copies of the Tender and Voting Agreement and Stockholder Support Agreement are attached hereto as Exhibit 2.2 and Exhibit 2.3, respectively, and are hereby incorporated by reference.

     On April 29, 2004, prior to entering into the Merger Agreement, OneSource terminated the Agreement and Plan of Merger, dated February 18, 2004 (the “VAC Merger Agreement”), by and among OneSource, VAC-OS Holdings LLC and OS Merger Sub, Inc. In connection with the termination of the VAC Merger Agreement, VAC received, pursuant to the terms of the VAC Merger Agreement, a termination fee of $3,000,000 and reimbursement of $956,255.31 of expenses.

     On April 29, 2004, OneSource and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of October 7, 2003, between OneSource and the Rights Agent (filed as Exhibit 4.1 to Form 8-K dated October 5, 2003, No. 000-25849 and incorporated herein by reference), as amended by Amendment No. 1, dated as of February 17, 2004 (filed as Exhibit 4.1 to Form 8-K dated February 18, 2004, No. 000-25849 and incorporated herein by reference), (the “Rights Agreement”). Pursuant to the terms of the Amendment, infoUSA and its affiliates are excepted out of the definition of “Acquiring Person.”

     On April 29, 2004 OneSource and Parent issued a press release announcing the execution of the Merger Agreement and the transactions contemplated thereby. A copy of that press release is attached as Exhibit 99.1 to this document and is hereby incorporated by reference.

     The foregoing descriptions of the Merger Agreement, Stockholder Support Agreement, Tender and Voting Agreement, Amendment and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, Tender and Voting Agreement, Stockholder Support Agreement and Amendment, which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 4.1 respectively and incorporated herein by reference.

     At the time Merger Sub commences a tender offer, Parent and Merger Sub will file with the Securities and Exchange Commission (“SEC”) a tender offer statement and OneSource will file with the SEC a solicitation/recommendation statement in response to that tender offer. Those documents will contain important information and stockholders of OneSource are advised to carefully read those documents when they become available before making any decision with respect to the tender offer. The offer to purchase and other offer documents included in the tender offer statement, as well as the solicitation/recommendation statement, will be made available to all stockholders of OneSource at no expense to them. Stockholders may obtain a free copy of the solicitation/recommendation statement when it becomes available, along with any documents OneSource has filed with the SEC at the SEC’s Web site at http://www.sec.gov.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 29, 2004, by and among OneSource Information Services, Inc., infoUSA Inc. and OSIS Acquisition Corp.
2.2	Tender and Voting Agreement, dated April 29, 2004, by and between infoUSA Inc., OSIS Acquisition Corp., Value Act Capital Partners, L.P., Value Act Capital Partners II, L.P. and ValueAct Capital International, Ltd.
2.3	Stockholder Support Agreement, dated April 29, 2004, by and among infoUSA Inc., OSIS Acquisition Corp. and Martin Kahn
4.1	Amendment No. 2 to the Rights Agreement, dated April 29, 2004, by and between OneSource Information Services, Inc. and American Stock Transfer & Trust Company
99.1	Joint Press Release of OneSource Information Services, Inc. and infoUSA Inc. dated April 29, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

ONESOURCE INFORMATION SERVICES, INC.

Date: April 29, 2004	By:	/s/ Martin Kahn

Martin Kahn Executive Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 29, 2004, by and among OneSource Information Services, Inc., infoUSA Inc. and OSIS Acquisition Corp.
2.2	Tender and Voting Agreement, dated April 29, 2004, by and between infoUSA Inc., OSIS Acquisition Corp., Value Act Capital Partners, L.P., Value Act Capital Partners II, L.P. and ValueAct Capital International, Ltd.
2.3	Stockholder Support Agreement, dated April 29, 2004, by and among infoUSA Inc., OSIS Acquisition Corp. and Martin Kahn
4.1	Amendment No. 2 to the Rights Agreement, dated April 29, 2004, by and between OneSource Information Services, Inc. and American Stock Transfer & Trust Company
99.1	Joint Press Release of OneSource Information Services, Inc. and infoUSA Inc. dated April 29, 2004